Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Closes $1.9 Billion Debt Financing

Company Refinances and Expands its Senior Secured Credit Facility to $1.6 Billion and Completes Inaugural High-Yield Bond Offering of $300 Million of Unsecured Senior Notes Due 2022

SUSSEX, WI, April 28, 2014 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), announced today that it has completed its previously announced $1.9 billion debt financing that includes refinancing, extending and expanding its $1.6 billion senior secured credit facility consisting of a five-year $850 million revolving line of credit (the “Revolver”), a five-year $450 million bank term loan A (the “TLA”), and a seven-year $300 million term loan B (the “TLB”), as well as a high-yield bond offering of $300 million aggregate principal amount of its 7.0% senior unsecured notes due 2022.

“We are pleased to have closed on our debt offering, which is consistent with our ongoing disciplined approach to maintain a strong, flexible balance sheet and create value for all our stakeholders,” said Dave Honan, Quad/Graphics Vice President and CFO. “Attractive credit markets made this an ideal time to refinance. Amending our Revolver, TLA and TLB facilities, and completing our inaugural high-yield bond offering of $300 million of unsecured senior notes extends and staggers the Company’s debt maturity profile, further diversifies our capital structure, and provides more borrowing capacity to better position our Company to execute on its strategic goals.”

Quad/Graphics expects to use the net proceeds from the TLA and TLB as well as the $300 million unsecured senior notes offering to: (1) repay its existing term loans, revolver borrowings and an international term loan; (2) fund the acquisition of Brown Printing Company; and (3) for general corporate purposes.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the notes in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135(c) under the Securities Act of 1933, as amended.

J.P. Morgan Securities LLC, Bank of America, N.A., U.S. Bank National Association, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc. were the Lead Arrangers of the credit facilities.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changes in postal rates, service levels or regulations; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of print production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com